Exhibit 99.1

SBI.RAZORFISH

(A CARVED-OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Combined Financial Statements

December 31, 2003 and 2002

(With Report of Independent Registered Public Accounting Firm Thereon)

KPMG LLP

Suite 1500

15 West South Temple

Salt Lake City, UT 84101

Report of Independent Registered Public Accounting Firm

The Board of Directors

    SBI Holdings Inc.:

We have audited the accompanying combined balance sheets of SBI.Razorfish (a carved-out business unit of SBI Holdings Inc.) as of December 31, 2003 and 2002 and the related combined statements of operations, business unit equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2003. These combined financial statements are the responsibility of SBI Holdings Inc.’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of SBI.Razorfish (a carved-out business unit of SBI Holdings Inc.) as of December 31, 2003 and 2002 and the carved-out results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the combined financial statements, effective January 1, 2002, SBI.Razorfish adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

June 15, 2004

SBI.RAZORFISH

(A Carved-out Business Unit of SBI Holdings Inc.)

Combined Balance Sheets

December 31, 2003 and 2002

(Dollars in thousands)

	2003	2002
Assets
Current assets:
Cash	$1,833	18,147
Restricted cash	—	872
Accounts receivable, net of allowance for doubtful accounts of $645 and $63, respectively	20,906	15,530
Other current assets	1,877	420

Total current assets	24,616	34,969
Property and equipment, net of accumulated depreciation and amortization of $3,268 and $ 988, respectively	3,250	2,778
Definite-lived intangible assets, net of accumulated amortization of $2,946 and $ 686, respectively	1,057	2,831
Goodwill	18,310	4,998
Deferred financing costs, net of accumulated amortization of $1,571 in 2002	—	853
Other assets	438	313

	$47,671	46,742

Liabilities and Business Unit Equity (Deficit)
Current liabilities:
Current portion of related party debt, net of discount of $0 and $1,460, respectively	$425	13,967
Current portion of capital lease obligations	99	—
Accounts payable	1,942	1,688
Accrued liabilities	10,664	6,179
Deferred revenues	2,987	1,751
Current portion of accrued related party interest payable	51	77

Total current liabilities	16,168	23,662
Related party debt, net of current portion and discount of $357 and $3,772, respectively	5,630	59,995
Capital lease obligations, net of current portion	166	—
Accrued liabilities, net of current portion	6,554	4,502
Accrued related party interest payable, net of current portion	100	20,250

Total liabilities	28,618	108,409
Series A mandatorily redeemable preferred stock, no par value:
Authorized 180,000 shares outstanding; 0 shares in 2003 and 53,000 shares in 2002, with an aggregate liquidation preference of $5,352 in 2002	—	5,352
Commitments and contingencies (notes 5, 6, 7, 8, 13, and 16)
Business unit equity (deficit)	19,053	(67,019)

	$47,671	46,742

See accompanying notes to combined financial statements.

2

SBI.RAZORFISH

(A Carved-out Business Unit of SBI Holdings Inc.)

Combined Statements of Operations

Years ended December 31, 2003, 2002, and 2001

(Dollars in thousands)

	2003	2002	2001
Revenues	$96,297	30,165	14,672

Operating expenses:
Project and business development personnel	79,970	24,165	11,934
General and administrative	6,858	3,583	2,222
Reimbursable project expenses	3,703	1,407	474
Depreciation and amortization	4,538	1,328	47
Gain on sale of assets, net	(23)	(283)	(209)

Total operating expenses	95,046	30,200	14,468

Income (loss) from operations	1,251	(35)	204

Other income (expense):
Interest expense	(1,427)	(14,952)	(8,854)
Interest income	98	118	21
Gain on exchange of debt instruments	—	2,191	—

Total other expense, net	(1,329)	(12,643)	(8,833)

Loss before (provision) benefit for income taxes and extraordinary item	(78)	(12,678)	(8,629)
(Provision) benefit for income taxes	(13)	—	—

Loss before extraordinary item	(91)	(12,678)	(8,629)
Extraordinary item – negative goodwill	189	—	—

Net income (loss)	$98	(12,678)	(8,629)

See accompanying notes to combined financial statements.

3

SBI.RAZORFISH

(A Carved-out Business Unit of SBI Holdings Inc.)

Combined Statements of Business Unit Equity (Deficit)

Years ended December 31, 2003, 2002, and 2001

(Dollars in thousands)

Balance, December 31, 2000	$(56,709)
Repurchase of 340,000 shares of common stock from shareholder	(1,275)
Issuance of 64,334 shares of common stock to related party for cash	64
Exercise of employee options to purchase 40,625 shares of common stock	38
Stock options grants	49
Amortization of deferred compensation related to marketing agreement	116
Amortization of deferred compensation related to stock option grants	99
Preferred stock dividends	(731)
Other activity	4,833
Net loss	(8,629)

Balance, December 31, 2001	(62,145)
Reacquisition of 351,122 shares of common stock, warrants, and 53,000 shares of Series A mandatorily redeemable preferred stock from outside investor	(48)
Issuance of 2,000,000 shares of common stock to related party for $ 2,000	2,000
Noncash exercise of employee options to purchase 125,751 shares of common stock	76
Issuance of warrants to purchase 39,546,069 of common stock in connection with debt financing arrangements	10,600
Amortization of deferred compensation related to stock option grants	79
Preferred stock dividends	(626)
Other activity	(4,277)
Net loss	(12,678)

Balance, December 31, 2002	(67,019)
Conversion of long-term debt and warrants to Series B preferred stock	92,027
Issuance of 8,000,000 shares of Series B preferred shares for cash	4,000
Amortization of deferred compensation related to stock option grants	68
Other activity	(10,121)
Net income	98

Balance, December 31, 2003	$19,053

See accompanying notes to combined financial statements.

4

SBI.RAZORFISH

(A Carved-out Business Unit of SBI Holdings Inc.)

Combined Statements of Cash Flows

Years ended December 31, 2003, 2002, and 2001

(Dollars in thousands)

	2003	2002	2001
Cash flows from operating activities:
Net income (loss)	$98	(12,678)	(8,629)
Adjustments to reconcile net income (loss) to net cash (used in provided by operating activities:
Depreciation and amortization	4,538	1,328	47
Amortization of deferred financing costs and accretion of loan discounts	70	7,100	82
Amortization of deferred compensation and stock compensation expense	68	155	215
Extraordinary item – negative goodwill	(189)	—	—
Gain on exchange of debt instruments	—	(2,191)	—
Non-cash interest expense	—	—	2,491
Gain on sale of property and equipment	(23)	(283)	(209)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(1,218)	1,932	552
Other current assets	202	516	(156)
Other assets	122	(175)	(138)
Accounts payable and accrued liabilities	(11,812)	(2,997)	(1,181)
Accrued related party interest payable	288	7,648	6,172
Deferred revenue	1,000	536	916

Net cash (used in) provided by operating activities	(6,856)	891	162

Cash flows from investing activities:
Net cash paid for acquisitions	(3,610)	(15,602)	(4,233)
Purchase of property and equipment, net of effects of acquisitions	(1,247)	(1,055)	(210)
Proceeds from sale of property and equipment	23	283	209
Proceeds from sale of marketable securities	1,106	—	—

Net cash used in investing activities	(3,728)	(16,374)	(4,234)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	65,300	—
Payments on long-term debt	(425)	(35,000)	—
Proceeds from issuance of common stock	—	—	102
Proceeds from issuance of preferred stock	4,000	2,000	—
Principal payments on capital lease obligations	(61)	—	—
Changes in business unit equity	(10,116)	874	6,901
Restricted cash	872	(872)	—
Payment of financing costs	—	(1,608)	—

Net cash (used in) provided by financing activities	(5,730)	30,694	7,003

Net (decrease) increase in cash	(16,314)	15,211	2,931
Cash at beginning of year	18,147	2,936	5

Cash at end of year	$1,833	18,147	2,936

5	(Continued)

SBI.RAZORFISH

(A Carved-out Business Unit of SBI Holdings Inc.)

Combined Statements of Cash Flows

Years ended December 31, 2003, 2002, and 2001

(Dollars in thousands)

Supplemental disclosures of cash flow information:
During the years ended December 31, 2003, 2002, and 2001, SBI.Razorfish paid cash for interest of $ 363, $203, and $83, respectively.
During the years ended December 31, 2003, SBI.Razorfish paid cash for income taxes of $13.
Supplemental schedule of noncash investing and financing activities:
During the years ended December 31, 2003, 2002, and 2001, SBI.Razorfish accrued dividends of $0, $626, and $731, respectively, on its Series A mandatorily redeemable preferred stock.
During the years ended December 31, 2003, 2002, and 2001, SBI Holdings Inc. completed the following significant acquisitions:

On June 18, 2001, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired certain assets and assumed certain liabilities of selected divisions of marchFIRST, Inc. and marchFIRST Consulting, Inc. (marchFIRST). In conjunction with the acquisition, the following net liabilities were assumed (see note 3):

Fair value of assets acquired	$4,880
Fair value of net assets acquired by non-SBI.Razorfish business units	(2,245)

Liabilities assumed	$2,635

On December 14, 2001, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired certain assets and assumed certain liabilities of Emerald-Delaware, Inc. In conjunction with the acquisition, the following net liabilities were assumed (see note 3):

Fair value of assets acquired	$1,175
Fair value of net assets acquired by non-SBI.Razorfish business units	3,226
Net cash paid	(4,233)

Liabilities assumed	$168

On September 6, 2002, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired the capital stock of Lante Corporation. In conjunction with the acquisition, the following net liabilities were assumed (see note 3):

Fair value of assets acquired	$12,278
Fair value of net assets acquired by non-SBI.Razorfish business units	163
Net cash paid	(228)

Liabilities assumed	$12,213

On September 30, 2002, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired certain assets and assumed certain liabilities of Scient Inc. In conjunction with the acquisition, the following net liabilities were assumed (see note 3):

Fair value of assets acquired	$10,753
Fair value of net assets acquired by non-SBI.Razorfish business units	6,830
Net cash paid	(15,065)

Liabilities assumed	$2,518

6	(Continued)

SBI.RAZORFISH

(A Carved-out Business Unit of SBI Holdings Inc.)

Combined Statements of Cash Flows

Years ended December 31, 2003, 2002, and 2001

(Dollars in thousands)

On December 30, 2002, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired certain assets and assumed certain liabilities of Xcelerate Corp. In conjunction with the acquisition, the following net liabilities were assumed (see note 3):

Fair value of assets acquired	$404
Net cash paid	(309)

Liabilities assumed	$95

On January 22, 2003, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired the capital stock of Razorfish, Inc. In conjunction with the acquisition, the following net liabilities were assumed (see note 3):

Fair value of assets acquired	$21,537
Net cash paid	(3,535)

Liabilities assumed	$18,002

On July 31, 2003, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired certain assets of Leapnet Partners LLC. As of December 31, 2003, the acquisition has been accounted for as follows (see note 3):

Fair value of assets acquired	$157
Net cash paid	(75)

Accrued earnout consideration	$82

On January 1, 2001, SBI Holdings, Inc. purchased 340,000 shares of common stock at $3.75 per share from an employee. The consideration issued for this stock purchase was a promissory note in the amount of $1,275 bearing interest at 12% per year.

During the year ended December 31, 2002, SBI Holdings Inc. granted warrants to purchase 39,546,069 shares of SBI Holdings Inc.’s common stock at an initial exercise price of $1.00 per share in connection with debt financing to fund the acquisitions of Lante, Scient, and Razorfish. The aggregate value of the warrants of $10,600 was determined by allocating the fair values of the respective debt instruments and warrants on a pro rata basis.

On April 7, 2003, SBI Holdings Inc. entered into an Exchange Agreement with a shareholder (Shareholder Agreement) who is a member of SBI Holdings Inc.’s board of directors. In accordance with the Shareholder Agreement, the shareholder agreed to exchange 2,000,000 shares of SBI Holdings Inc.’s common stock in consideration for the issuance by SBI Holdings Inc. of an aggregate of 2,000,000 shares of Series B convertible preferred stock.

In June 2003, a seller contingent note of $1,000 due to a shareholder was cancelled in exchange for (1) a new unsecured promissory note in the principal amount of $262 with interest at 7.5%, interest and principal due September 30, 2005, and (2) an aggregate of 250,000 shares of Series B Convertible Preferred Stock of SBI Holdings Inc., at a value of $1.00 per share. The difference between the face amount of the original note and the settlement amount has been recorded as a reduction of goodwill related to the Scient acquisition.

See accompanying notes to combined financial statements.

7

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

(1)	Description of Business and Nature of Operations

The accompanying combined financial statements are a presentation of the carved-out business unit financial position, results of operations, and cash flows of SBI.Razorfish (also referred to as the Company). SBI.Razorfish is comprised of SBI Holdings Inc. and that portion of its subsidiaries’ operations (including SBI Group Inc. and Razorfish, Inc.) that provide interactive consulting services to its customers. Collectively, these operations constitute the business unit known as SBI.Razorfish. SBI.Razorfish provides interactive consulting services through the delivery of integrated, interactive marketing solutions to its customers. SBI.Razorfish’s service delivery combines agency creativity with Internet technology expertise to build systems and develop campaigns and programs that help its customers add new customers, increase revenues, and facilitate employees and business partners to make better decisions. This is accomplished by applying a user-centered, insight-driven approach to designing customer solutions. SBI.Razorfish solutions include strategy and planning services, communication services, transaction enablement services, analytics and optimization services, and operational enablement and improvement services. SBI.Razorfish provides its services to many of the Fortune 1000 companies in a variety of industries including financial services, retail, technology, consumer products, pharmaceuticals, travel and leisure, and telecommunications.

SBI.Razorfish operations are organized into three divisions; (1) West Division – based in San Francisco with satellite offices in Los Angeles, Portland, and Seattle, (2) Central Division – based in Chicago, and (3) East Division – based in New York City with satellite offices in Boston, Washington, D.C., Atlanta, and Ft. Lauderdale. SBI.Razorfish employs approximately 500 professionals.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Combination

The accompanying combined financial statements present the combined financial position, results of operations, and cash flows of SBI.Razorfish. All intercompany transactions and balances have been eliminated.

The combined financial statements include the accounts specifically attributed to SBI.Razorfish and allocations of expenses related to shared services and administrative functions incurred at the corporate and division operating levels of SBI Holdings Inc.

(b)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. Certain of those key estimates include allowances for doubtful accounts, allowances for realizability of deferred income tax assets, accruals for matters of litigation and self insurance, realization of carrying values and useful lives of long-lived tangible and intangible assets, allocation methodology used in preparing carved-out financial statements, and percentage of completion on fixed fee revenue contracts. Differences in these estimates and the

8	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

ultimate actual results could be material to SBI.Razorfish’s combined financial position and results of operations.

(c)	Cash and Restricted Cash

As of December 31, 2003 and 2002, SBI.Razorfish had demand deposits at various U.S. banks in excess of the $100 limit for insurance by the Federal Deposit Insurance Corporation. The Company had outstanding letters of credit of $872 as of December 31, 2002 that were collateralized by certain cash account balances. These cash account balances are classified as restricted cash in the accompanying 2002 combined balance sheet. SBI.Razorfish’s cash as of December 31, 2003 and 2002 may not be representative of an independent company as SBI.Razorfish’s cash is managed centrally by SBI Holdings Inc.

(d)	Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Property and equipment consist of computer and office equipment and furniture and fixtures. Property and equipment are depreciated or amortized over useful lives ranging from two to eight years using the straight-line method. Leasehold improvements are amortized over the shorter of the respective lease terms or their useful lives using the straight-line method.

Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred. Gains or losses from the sale or retirement of property and equipment are recorded in current operations.

(e)	Goodwill and Other Intangible Assets

On January 1, 2002, SBI.Razorfish adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. The provisions of SFAS No. 142 prohibit the amortization of goodwill and certain intangible assets that are deemed to have indefinite lives. There was no goodwill and therefore no amortization of goodwill associated with SBI.Razorfish in 2001. Goodwill and indefinite-lived intangibles are required to be tested at least annually for impairment and written down, if necessary. Intangible assets determined to have definite lives continue to be amortized over their useful lives. Definite-lived intangible assets are required to be tested for recoverability using undiscounted cash flows as prescribed by SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, whenever facts and circumstances indicate there may be an impairment.

9	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

The goodwill and other intangible assets recorded in the accompanying combined balance sheets as of December 31, 2003 and 2002 were acquired in connection with the acquisitions of Razorfish Inc., Leapnet Partners LLC, Lante Corporation, and Xcelerate Corp. (see note 3). See note 4 for further information regarding SBI.Razorfish’s goodwill and other intangible assets. Definite-lived intangible assets, consisting of customer relationships, are amortized using the straight-line method over estimated useful lives of 18 months.

(f)	Deferred Financing Costs

Deferred financing costs totaling $853, recorded in the accompanying 2002 combined balance sheet, resulted from the issuance of long-term debt. The deferred financing costs were being amortized using the effective-interest-rate method over the lives of the debt instruments. During the years ended December 31, 2002 and 2001, SBI.Razorfish amortized approximately $1,286 and $82, respectively, of deferred financing costs to interest expense. During the year ended December 31, 2003, the long-term debt underlying the deferred financing costs was exchanged for Series B convertible preferred stock, a component of business unit equity (see note 8). The unamortized deferred financing costs at the exchange date were considered part of the carrying value of the debt and, accordingly, were included in the exchange.

(g)	Long-Lived Assets

In accordance with SFAS No. 144, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted future cash flows expected to be generated by the assets. If the carrying amount of an asset exceeds its fair value, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value. Assets to be disposed of, if any, are separately presented in the combined balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

(h)	Business Unit Equity and Allocation of Expenses

Business unit equity includes the equity of SBI Holdings Inc. as adjusted for investments in and receivables/payables between operations that are not part of the carved-out SBI.Razorfish business unit.

SBI.Razorfish and other SBI Holdings Inc. operating divisions perform certain administrative functions at the respective division level. These administrative expenses are included in project and business development personnel expenses in the accompanying combined statements of operations. SBI Holdings Inc. did not historically allocate corporate overhead expenses to its operating divisions; however, for purposes of the accompanying combined financial statements, an allocation of those expenses has been included as general and administrative expenses in the accompanying combined statements of operations. The allocation of corporate overhead expenses to the carved-out SBI.Razorfish business unit represents management’s estimate of that business unit’s usage of corporate functions such as human resources, accounting, legal, treasury, information technology

10	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

support, and general administration. These estimates and corresponding allocations have been made primarily based on SBI.Razorfish revenue as a percentage of total SBI Holdings Inc. and subsidiaries revenue, and to a lesser extent, when appropriate, based on the percentage of personnel headcount at SBI.Razorfish as compared to the total SBI Holdings Inc. and subsidiaries headcount.

(i)	Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery of the service has occurred, the price to the customer is fixed or determinable, and collectibility is reasonably assured.

Revenues derived from fixed-fee consulting contracts are recognized as services are rendered using the percentage-of-completion method with progress-to-complete measured using labor hour inputs and milestone outputs, as applicable. Cost estimates on percentage-of-completion contracts are reviewed periodically with adjustments recorded in the period in which the revisions are made. Any anticipated losses on contracts are charged to operations as soon as they are determinable. Billings on uncompleted contracts may be greater than or less than the revenues recognized and are recorded as either revenues in excess of billings (an asset) or billings in excess of revenues (a liability) in the accompanying combined financial statements. As of December 31, 2003 and 2002, revenues in excess of billings totaled $2,029 and $974, respectively, and are included in accounts receivable in the accompanying combined balance sheets. As of December 31, 2003 and 2002, billings in excess of revenues totaled $2,987 and $1,751, respectively, and are included in deferred revenues in the accompanying combined balance sheets.

Revenues derived from time and materials consulting contracts are recognized as the services are performed.

All reimbursable project expenses billed to customers are recorded as a component of revenues. All reimbursable project costs incurred are recorded as a component of operating expenses. Reimbursed project expenses for the years ended December 31, 2003, 2002, and 2001 totaled $3,703, $1,407, and $474, respectively.

(j)	Income Taxes

As a carved-out business unit of SBI Holdings Inc., SBI.Razorfish does not file separate income tax returns, but rather is included as part of the various income tax returns filed by SBI Holdings Inc. and subsidiaries. For presentation purposes within these combined financial statements, SBI.Razorfish’s income tax provision was computed as if it were a separate company. The provision for foreign taxes is based upon the effective tax rate in the country where the earnings were recorded. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in income tax rates is recognized in operations in the period that includes the enactment date.

11	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

(k)	Negative Goodwill

Subsequent to December 31, 2002, but within one year of the date of acquisition (September 30, 2002), the Company finalized its purchase accounting for Scient Inc. and Scient UK Ltd. (see note 3). The net effect of these subsequent adjustments resulted in $189 of negative goodwill, which, in accordance with SFAS No. 141, Business Combinations, was recognized as an extraordinary item in the accompanying 2003 combined statement of operations.

(l)	Concentration of Credit Risk, Allowance for Doubtful Receivables, and Significant Customers

Financial instruments that potentially subject SBI.Razorfish to concentrations of credit risk consist primarily of trade receivables. In the normal course of business, SBI.Razorfish provides credit terms to its customers and requires no collateral. No one customer accounted for greater than 10% of SBI.Razorfish’s net accounts receivable as of December 31, 2003. One customer accounted for 16% of SBI.Razorfish’s net accounts receivable as of December 31, 2002. No one customer accounted for greater than 10% of SBI.Razorfish’s revenues for the year ended December 31, 2003. During the years ended December 31, 2002 and 2001, one customer accounted for 22% and 39% of SBI.Razorfish’s revenues, respectively. Less than 1% of SBI.Razorfish’s revenues were sourced outside of the United States in 2003, 2002, and 2001.

SBI.Razorfish records its trade receivables at sales value and establishes specific reserves for those customer accounts identified with collection problems due to insolvency, disputes, or other issues. The amounts of the specific reserves are estimated by management based on the following assumptions and variables: customer’s financial position, age of the customer’s receivables, and changes in payment schedules and histories. In addition to the specific reserves, management establishes a nonspecific allowance for doubtful accounts based on the aging of those accounts and historical experience. The allowance for doubtful accounts is charged with the write-off of uncollectible customer accounts.

(m)	Advertising Costs

Advertising costs are expensed as the advertising takes place. Advertising expenses were $392, $124, and $15 for the years ended December 31, 2003, 2002, and 2001, respectively, and are included in general and administrative and project and business development expenses in the accompanying combined statements of operations.

12	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

(n)	Stock-Based Compensation

SBI Holdings Inc. accounts for stock-based compensation and awards to employees and directors using the intrinsic-value method as outlined in Accounting Principles Board (APB) Opinion No. 25 and related interpretations. Under the intrinsic-value method, compensation expense is recognized if an option’s exercise price is below the fair value of the underlying common stock at the date of grant. Deferred compensation related to stock option issuances is amortized over the vesting term of the related options. During the years ended December 31, 2003, 2002, and 2001, compensation expense of $68, $155, and $99, respectively, was recognized related to stock options and classified as general and administrative expense in the accompanying combined statements of operations.

SFAS No. 123, Accounting for Stock-Based Compensation, requires pro forma information regarding net loss as if SBI.Razorfish had accounted for stock options granted under the fair value method. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For purposes of the pro forma disclosure, the estimated fair value of the stock options is amortized over the vesting periods of the respective stock options using the straight-line method. The following table includes the pro forma disclosure and the related impact on the SBI.Razorfish net loss for the years ended December 31, 2003, 2002, and 2001 as if SBI.Razorfish had recorded compensation expense for the fair value of stock options awarded to SBI.Razorfish employees.

	2003	2002	2001
Net income (loss) as reported	$98	(12,678)	(8,629)
Add stock-based employee compensation expense included in reported net income (loss), net of related tax effects	68	155	99
Deduct total stock-based employee compensation expense determined under the fair-value method for all awards, net of related tax effects	(578)	(188)	(103)

Pro forma net loss	$(412)	(12,711)	(8,633)

(o)	Recent Accounting Pronouncements

In December 2003, the Financial Accounting Standards Board (FASB) issued Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (FIN 46R), which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. FIN 46R replaces Interpretation No. 46, Consolidation of Variable Interest Entities, which was issued in January 2003. Companies are required to apply FIN 46R to variable interests in Variable Interest Entities (VIEs) created after December 31, 2003. For variable interests in VIEs created before January 1, 2004, FIN 46R will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and non-controlling interests of the VIE initially would be measured at their carrying amounts with any

13	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

difference between the net amount added to the balance sheet, and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities, and non-controlling interests of the VIE. Management does not expect the adoption of FIN 46R to have a significant impact on SBI.Razorfish’s financial position or results of operations.

SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, was issued in May 2003. SFAS No. 150 establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 also includes required disclosures for financial instruments within its scope. SFAS No. 150 was effective for instruments entered into or modified after May 31, 2003 and otherwise is effective as of January 1, 2004, except for mandatorily redeemable financial instruments. For certain mandatorily redeemable financial instruments, SFAS No. 150 will be effective for SBI.Razorfish on January 1, 2005. The effective date has been deferred indefinitely for certain other types of mandatorily redeemable financial instruments. SBI.Razorfish currently does not have any financial instruments that are within the scope of SFAS No. 150. Management does not expect the adoption of SFAS No. 150 to have a significant impact on SBI.Razorfish’s financial position or results of operations.

(p)	Comprehensive Income (Loss)

For each of the years in the three-year period ended December 31, 2003, comprehensive income (loss) was equal to the net income (loss) presented in the accompanying combined statements of operations.

(3)	Acquisitions

Razorfish, Inc.

On January 22, 2003, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired 100% of the outstanding capital stock of Razorfish, Inc. (Razorfish) for $8,871 in cash. In accordance with purchase accounting, the results of Razorfish’s operations since the acquisition date (January 22, 2003) have been included in the accompanying 2003 combined statement of operations. The excess of the purchase price over the fair value of the net identifiable tangible and intangible assets acquired of $13,829 was recorded as goodwill. The allocation of the purchase price was based on the estimated fair value of the underlying net assets acquired. Goodwill originating from the Razorfish acquisition is not deductible for tax purposes.

14	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

In connection with the acquisition of Razorfish and in accordance with Emerging Issues Task Force Issue (EITF) 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination (EITF 95-3), SBI.Razorfish formulated a plan to exit certain leased office space previously used by Razorfish and to terminate ten former Razorfish employees. Accordingly, as part of the purchase accounting, SBI.Razorfish recorded an accrual of $1,795 to exit the leased office space and $2,453 to account for severance costs. The lease related accrual represents the difference between base rental charges of $2,571 and the offsetting expected sublease revenues of $776. In October 2003, SBI.Razorfish exited another existing lease and determined to re-enter the space previously identified in the exit plan. Accordingly, the remaining leased office space accrual was removed and goodwill reduced. With respect to the severance accrual, all of the affected employees were terminated and most were paid their severance during 2003. There was $117 of severance accrual remaining as of December 31, 2003, which was paid in 2004.

The initial cost of the acquisition was allocated to the assets acquired and liabilities assumed based on their fair values as follows:

Cash	$5,336
Accounts receivable	4,205
Other current assets	105
Property and equipment	951
Customer relationships	2,200
Other assets	247
Accounts payable and accrued liabilities	(17,714)
Deferred revenue related to in-process contracts	(288)
Goodwill	13,829

$8,871

Leapnet Partners LLC

On July 31, 2003, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) entered into an agreement to acquire certain assets of Leapnet Partners LLC (Leapnet). SBI Holdings Inc. agreed to purchase property and equipment for $28, which was its fair value, and agreed to pay additional contingent purchase consideration (described below) for the net assets acquired. SBI Holdings Inc. made an initial payment of $75 in cash at closing. This payment was for the property and equipment and a down payment towards expected contingent purchase consideration that may be paid in the future. In accordance with purchase accounting, the results of Leapnet’s operations since the acquisition date (July 31, 2003) have been included in the accompanying 2003 combined statement of operations. As of December 31, 2003, the excess of the purchase price paid over the fair value of the net identifiable assets acquired of $129 has been recorded as goodwill. Goodwill originating from the acquisition of Leapnet is deductible for tax purposes on a straight-line basis over 15 years.

15	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

The cost of the acquisition through December 31, 2003 was allocated to the assets acquired and liabilities assumed based on their fair values as follows:

Property and equipment	$28
Goodwill	129

$157

The Leapnet purchase agreement provides for contingent purchase price adjustments based upon the achievement of specified financial goals during the first 12 months subsequent to the acquisition. If such goals are met, SBI.Razorfish is obligated to pay 10% of the related revenue to the former shareholders. As there is no continuing involvement of the former shareholders in the Leapnet operations and there are no employment agreements in existence, this contingent consideration is recorded as an addition to the purchase price at the time the contingency is resolved and the consideration is issued or becomes issuable. The total purchase price recorded as of December 31, 2003 is based on the milestones that have been met related to this provision.

Lante Corporation

On September 6, 2002, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) acquired 100% of the outstanding capital stock of Lante Corporation (Lante) for $43,086 in cash. In accordance with purchase accounting, the results of Lante’s operations related to SBI.Razorfish since the acquisition date (September 6, 2002) have been included in the accompanying 2003 and 2002 combined statements of operations. The excess of the purchase price over the fair value of the net tangible and intangible identifiable assets related to SBI.Razorfish acquired of $3,982 has been recorded as goodwill. Goodwill originating from the Lante acquisition is not deductible for tax purposes.

In connection with the acquisition of Lante and in accordance with EITF Issue 95-3, SBI.Razorfish formulated a plan to exit certain leased office space previously used by Lante and to terminate 40 former Lante employees. Accordingly, as part of the purchase accounting, SBI.Razorfish recorded an accrual of $6,079 to formally exit the leased office space. The accrual represents the difference between base rental charges of $9,055 and the offsetting expected sublease revenues of $2,976. As of December 31, 2003 and 2002, the remaining leased office space accrual was $4,380 and $5,483, respectively, and is included in accrued liabilities in the accompanying combined balance sheets. SBI.Razorfish also recorded an accrual for severance costs of $1,282. All of the affected employees were terminated and were paid their severance during 2002.

16	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

The total cost of the acquisition was allocated to the assets acquired and liabilities assumed based on their fair values as follows:

Cash	$42,858
Accounts receivable	4,015
Other assets	491
Property and equipment	1,987
Customer relationships	1,803
Accounts payable and accrued liabilities	(12,148)
Deferred revenue related to in-process contracts	(65)
Goodwill	3,982
Net assets acquired by non-SBI.Razorfish business units	163

$43,086

Scient Inc.

On July 14, 2002, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) entered into an agreement to acquire certain assets and assume certain liabilities of Scient Inc. (Scient) for $15,453. Scient consisted of a US operating entity and a UK operating entity (Scient UK Ltd.). On September 30, 2002, SBI Holdings Inc. was awarded the right to acquire certain accounts receivable, property and equipment, accounts payable, accrued liabilities, and deferred revenue of Scient as well as 100% of the outstanding capital stock of Scient’s foreign subsidiary, Scient UK Ltd., through a bankruptcy auction in the United States Bankruptcy Court for the Southern District of New York. The purchase price was paid in the form of $10,570 in cash and forgiveness of $4,883 of debt owed by Scient to the Company. Scient filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on July 14, 2002. The purchase price for Scient was approved in a court action. SBI Holdings Inc.’s bid was formulated on the basis of historical and projected financial performance.

In accordance with purchase accounting, the results of Scient’s operations since the acquisition date (September 30, 2002) have been included in the accompanying 2003 and 2002 combined statements of operations. Scient UK Ltd. was sold in November 2003 to a third party and is not part of the SBI.Razorfish business unit.

In connection with the acquisition of Scient and in accordance with EITF 95-3, SBI.Razorfish formulated a plan to terminate 30 former Scient employees. Accordingly, as part of purchase accounting, SBI.Razorfish recorded an accrual for severance costs of $563. All of the affected employees were terminated during 2002, but not all severance costs were paid out as of year-end. As of December 31, 2002, the remaining severance accrual was $167 and was included in accrued liabilities in the accompanying 2002 combined balance sheet. The remaining severance accrual was sufficient to complete the plan and was paid during 2003.

17	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

The total cost of the acquisition was allocated to the assets acquired and liabilities assumed based on their fair values as follows:

Cash	$388
Accounts receivable	7,993
Investments	1,106
Other assets	1,843
Accounts payable and accrued liabilities	(2,335)
Deferred revenue related to in-process contracts	(183)
Negative goodwill	(189)
Net assets acquired by non-SBI.Razorfish business units	6,830

$15,453

Subsequent to December 31, 2002, but within one year of the date of acquisition (September 30, 2002), the Company finalized its purchase accounting for Scient Inc. and Scient UK Ltd. The net effect of these subsequent adjustments resulted in $189 of negative goodwill, which, in accordance with SFAS No. 141, Business Combinations, was recognized as an extraordinary item in the accompanying 2003 combined statement of operations.

Xcelerate Corp.

On December 30, 2002, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Group Inc.) entered into an agreement to acquire certain assets and assume certain liabilities of Xcelerate Corp. (Xcelerate) for $309 in cash. In accordance with purchase accounting, the results of Xcelerate’s operations since the acquisition date (December 30, 2002) have been included in the accompanying 2003 and 2002 combined statements of operations. The excess of the purchase price over the fair value of the net tangible and intangible identifiable assets acquired of $341 was recorded as goodwill. Goodwill originating from the acquisition of Xcelerate is deductible for tax purposes on a straight-line basis over 15 years.

The total cost of the acquisition was allocated to the assets acquired and liabilities assumed based on their fair values as follows:

Property and equipment	$63
Accrued liabilities	(95)
Goodwill	341

$309

18	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

marchFIRST, Inc

On April 18, 2001, SBI Holdings Inc. (through its wholly owned subsidiary, SBI Services Inc.) entered into an agreement to acquire certain assets and assume certain liabilities of divisions of marchFIRST, Inc. and marchFIRST Consulting, Inc. (collectively, marchFIRST). On June 18, 2001, SBI Holdings Inc. was awarded the right to acquire certain property and equipment, accounts receivable, accounts payable, and accrued liabilities of marchFIRST in the United States Bankruptcy Court for the District of Delaware. marchFIRST filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on April 12, 2001; however, the filing was subsequently revised to appoint a trustee (the Trustee) and liquidate marchFIRST under Chapter 7. The consideration extended for the net assets of marchFIRST was approved in the court action. SBI Holdings Inc.’s offer was formulated on the basis of historical and projected financial performance.

The acquisition was accounted for as a purchase, and the results of marchFIRST’s operations related to SBI.Razorfish since the acquisition date (June 18, 2001) have been included in the accompanying 2003, 2002, and 2001 combined statements of operations. The total cost of the acquisition was allocated to the assets acquired and liabilities assumed as follows:

Accounts receivable	$4,880
Accrued liabilities	(2,635)
Net liabilities assumed by non-SBI.Razorfish business units	(2,245)

$—

Emerald-Delaware, Inc.

On October 10, 2001, SBI Holdings Inc. entered into an agreement to acquire certain assets and assume certain liabilities of Emerald-Delaware, Inc. (Emerald) for $4,233 in cash. On December 14, 2001, SBI Holdings Inc. was awarded the right to acquire certain accounts receivable, property and equipment, accrued liabilities, and deferred revenue of Emerald through a bankruptcy auction in the United States Bankruptcy Court for the District of Oregon. Emerald filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on October 15, 2001. The purchase price for Emerald was approved in a court action. SBI Holdings Inc.’s bid was formulated on the basis of historical and projected financial performance, and was financed from existing cash balances.

The acquisition was accounted for as a purchase and the results of Emerald’s operations related to SBI.Razorfish since the acquisition date (December 14, 2001) have been included in SBI.Razorfish’s combined statements of operations.

19	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

The total cost of the acquisition was allocated to the assets acquired and liabilities assumed as follows:

Accounts receivable	$1,155
Property and equipment	20
Accrued liabilities	(168)
Net assets assumed by non-SBI.Razorfish business units	3,226

$4,233

(4)	Goodwill and Other Intangible Assets

Goodwill

During June 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. The reporting provisions of SFAS No. 141 require all business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. SFAS No. 141 established criteria for the separate recognition of intangible assets acquired in a business combination. The reporting provisions of SFAS No. 142 prohibit the amortization of goodwill and certain intangible assets that are deemed to have indefinite lives and requires such assets to be tested for impairment at least annually and written down to fair value, if necessary. SBI.Razorfish adopted the provisions of SFAS No. 141 during 2001 and the provisions of SFAS No. 142 during 2002. There was no amortization of goodwill during the year ended December 31, 2001, as SBI.Razorfish had no goodwill at that time. SBI.Razorfish did not have any indefinite-lived intangible assets (other than goodwill) for any periods presented.

The goodwill recorded in the accompanying combined balance sheets as of December 31, 2003 and 2002 was acquired in connection with the acquisitions of Razorfish, Leapnet, Lante, and Xcelerate (see note 3). Subsequent to December 31, 2002, but within one year of the date of acquisition (September 30, 2002), the Company finalized its purchase accounting for Scient Inc. and Scient UK Ltd. (see note 3). The net effect of these subsequent adjustments resulted in $189 of negative goodwill, which, in accordance with SFAS No. 141, Business Combinations, was recognized as an extraordinary item in the accompanying 2003 combined statement of operations. The Company performed the annual impairment assessment required by SFAS No. 142 as of December 31, 2003 and 2002. The valuation process identified the SBI.Razorfish operating business unit’s assets and then determined the fair market value of those assets using a discounted cash flow model. Goodwill related to the SBI.Razorfish business unit was not impaired because the fair values of those operating assets exceeded their carrying amounts at the measurement dates.

20	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

Intangible Assets

As of December 31, 2003 and 2002, definite-lived intangible assets consist of customer relationship assets as follows:

	2003	2002
Gross carrying amount	$4,003	3,517
Less accumulated amortization	(2,946)	(686)

	$1,057	2,831

Amortization expense related to definite-lived intangible assets totaled $2,547, $ 686, and $0 for the years ended December 31, 2003, 2002, and 2001, respectively. The Company did not have any definite-lived intangible assets as of December 31, 2001. Estimated amortization expense for the year ending December 31, 2004 is expected to be $1,057 and none thereafter, as all definite-lived intangible assets will have become fully amortized.

(5)	Property and Equipment

Property and equipment consist of the following as of December 31, 2003 and 2002:

	2003	2002
Equipment and fixtures	$5,001	2,631
Leasehold improvements	1,517	1,135

	6,518	3,766
Less accumulated depreciation and amortization	(3,268)	(988)

	$3,250	2,778

Property and equipment are pledged as collateral for borrowings under a revolving line of credit agreement with a bank (see note 7).

SBI.Razorfish is obligated under capital leases covering certain computer and office equipment (see note 13). At December 31, 2003, the property and equipment recorded under capital leases were as follows:

Equipment and fixtures	$326
Less accumulated depreciation and amortization	(39)

$287

21	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

There were no assets under capital lease at December 31, 2002.

(6)	Related Party Debt

Related party debt consists of the following as of December 31, 2003 and 2002:

	2003	2002
Exchange senior note due to an investor, unsecured, face value of $3,000, with remaining discount of $357 and $426, respectively, accreting to face value, interest compounded annually at LIBOR plus 1.25% (2.27% at December 31, 2003, adjusted annually) due June 15, 2008.	$2,643	2,574
Seller subordinated notes due to shareholders, unsecured, interest from 7.50% to 12.00% payable quarterly or bi-annually, principal payments of $425 due each January 2, 2003, 2004, and 2005 and $2,300 due September 30, 2005.	3,150	3,575
Seller contingent note due to a shareholder, unsecured, interest at 7.50%, interest and principal due September 30, 2005.	262	1,000
Senior redemption premium notes due to shareholders, unsecured, bearing no stated interest, but providing for a premium of 16.00% compounded annually upon the cash payment of the notes at maturity on June 16, 2008. No premium to be paid if the holder exercises warrants to purchase common stock using either cash or senior redemption premium notes.	—	26,620
Senior notes due to shareholders, unsecured, interest at 16.00% payable quarterly, principal due in various installments through June 16, 2008.	—	17,999
Senior note due to a shareholder, unsecured, interest at 16.00%, face value of $ 12,000, with remaining discount of $3,346 at December 31, 2002, accreting to face value, interest payable monthly in cash or additional senior notes, principal due June 16, 2008.	—	8,654

Subtotal	6,055	60,422

22	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

	2003	2002
Subtotal from prior page	$6,055	60,422
Promissory notes due to a shareholder, unsecured, interest at 15.00% and payable monthly, principal due on demand.	—	7,000
Promissory notes due to a shareholder, unsecured, face value of $8,000, with remaining discount of $1,460 at December 31, 2002, accreting to face value, interest at 12.00%, due July 29, 2003.	—	6,540

	6,055	73,962
Less current portion	(425)	(13,967)

	$5,630	59,995

Future maturities of long-term debt, net of discounts, are as follows as of December 31, 2003:

Year ending December 31:
2004	$425
2005	2,987
2006	—
2007	—
2008	2,643

$6,055

23	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

On September 20, 2002, SBI Holdings Inc. issued a 16% substitute senior note due 2008 with a face value of $2,507 (Substitute Senior Note) and an exchange senior note due 2008 with a face value of $3,000 (Exchange Senior Note) to extinguish and/or reacquire senior redemption premium notes and accrued interest of $4,773, senior notes and accrued interest of $1,859, Series A mandatorily redeemable preferred stock and accrued dividends of $575, 351,000 shares of outstanding common stock, and warrants to purchase common stock with a carrying value of $7,000. The transaction was accounted for in accordance with EITF Issue 96-19, Debtor’s Accounting for a Modification or Exchange of Debt Instruments. Under the provisions of EITF 96-19, SBI Holdings Inc. accounted for the exchange on a fair-value basis. In connection with the exchange, SBI Holdings Inc. recognized a gain on exchange of debt instruments of $2,191, which is included as a component of other income (expense) in the accompanying 2002 statement of operations. The Substitute Senior Note was recorded at face value as the amount approximated fair value. The fair value of the Exchange Senior Note at the exchange date was $2,553. As a result, SBI Holdings Inc. recorded an original issue discount of $447, which is being accreted to interest expense over the term of the Exchange Senior Note using the effective-interest-rate method. During 2003 and 2002, accretion of the discount of $70 and $21, respectively, was recorded as interest expense.

In connection with securing financing for the acquisitions of Lante, Scient, and Razorfish (see note 3), SBI Holdings Inc. issued debt instruments with warrants attached to purchase an aggregate of 39,546,069 shares of SBI Holdings Inc.’s common stock to its majority shareholder (see note 9). Warrants to purchase 13,182,023 common shares were issued in connection with the financing for each of the three acquisitions (a total of 39,546,069 shares). The aggregate value of the warrants of $10,600 was determined by allocating the fair values of the respective debt instruments and warrants on a pro rata basis. Accordingly, SBI Holdings Inc. recorded original issue discounts of $10,600 in the aggregate, which are being accreted to interest expense over the lives of the respective debt instruments using the effective-interest-rate method. One of the debt instruments was paid off as of December 31, 2002, and SBI Holdings Inc. accreted the entire discount of $4,752 to interest expense during the year ended December 31, 2002. Another debt instrument issued on July 29, 2002, with a maturity date of July 29, 2003, had an original issue discount of $2,502. Interest expense of $0 and $1,042 was recorded related to the accretion of the original issue discount during the years ended December 31, 2003 and 2002, respectively. The final debt instrument was issued on December 31, 2002 and has a maturity date of June 16, 2008. The original issue discount recorded was $3,346.

SBI Holdings Inc. entered into an Exchange and Recapitalization Agreement (the Madeleine Exchange Agreement) dated as of December 30, 2002 with Madeleine L.L.C., a New York limited liability company (Madeleine), SBI Holdings Inc.’s majority shareholder. In addition to owning shares of SBI Holdings Inc.’s common stock, Madeleine owned shares of SBI Holdings Inc.’s Series A mandatorily redeemable preferred stock, senior redemption premium notes, senior notes, and warrants to purchase common stock (collectively, the Madeleine Exchange Securities). In accordance with the Madeleine Exchange Agreement, Madeleine agreed to exchange the Madeleine Exchange Securities with SBI Holdings Inc. in consideration for the issuance by SBI Holdings Inc. of an aggregate of 94,916,718 shares of Series B convertible preferred stock. The exchange closed on February 14, 2003. The basis for the exchange was the issuance of one share of Series B convertible preferred stock for each dollar of (1) the outstanding principal amount and accrued and unpaid interest (determined through September 30, 2002) on each and every promissory note included in the Madeleine Exchange Securities, and (2) the liquidation preference

24	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

(determined as of September 30, 2002) of the issued and outstanding shares of Series A mandatorily redeemable preferred stock included in the Madeleine Exchange Securities.

SBI Holdings Inc. entered into an Exchange and Recapitalization Agreement (the GE Exchange Agreement) dated as of March 10, 2003 with General Electric Capital Corporation (GE). In accordance with the GE Exchange Agreement, GE agreed to exchange the Substitute Senior Note with SBI Holdings Inc. in consideration for the issuance by SBI Holdings Inc. of an aggregate of 2,518,642 shares of Series B convertible preferred stock. The exchange closed on March 31, 2003. The basis for the exchange was the issuance of one share of Series B convertible preferred stock for each dollar of the outstanding principal amount and accrued and unpaid interest (determined through September 30, 2002) on the Substitute Senior Note.

In accordance with the intent of the Madeleine Exchange Agreement and the GE Exchange Agreement, SBI Holdings Inc. did not accrue any interest or dividends on the Madeleine Exchange Securities or the GE Substitute Senior Note from October 1, 2002 through the dates of the exchanges.

The Madeleine exchange was accounted for as a capital transaction in accordance with APB No. 26, Early Extinguishment of Debt, because Madeleine owns a controlling interest in SBI Holdings Inc. Under the provisions of APB No. 26, transactions between related parties should be accounted for as capital transactions. The GE exchange was also accounted for in accordance with the provisions of APB No. 26 on a fair-value basis. No gain or loss resulted from the GE exchange as the fair values of the securities exchanged were equal.

In June 2003, the seller contingent note of $1,000 due to a shareholder was canceled in exchange for (1) a new unsecured promissory note in the principal amount of $262 with interest at 7.5%, interest and principal due September 30, 2005 and (2) an aggregate of 250,000 shares of Series B Convertible Preferred Stock of SBI Holdings Inc., at a value of $1.00 per share. The difference between the face amount of the original note and the settlement amount has been recorded as a reduction of goodwill related to the Scient acquisition.

(7)	Line of Credit

On November 29, 2001, SBI Holdings Inc. entered into a revolving line of credit agreement with a bank that provides for maximum borrowings of $5,000. Borrowings under the agreement were secured by essentially all of the assets of SBI Holdings Inc. and its subsidiaries and bore interest at the bank’s prime rate (4.25% at December 31, 2002) plus 0.75%. As of December 31, 2002, SBI Holdings Inc. had not borrowed any amounts under the line of credit; however, $909 of the borrowing base had been utilized to cover open letters of credit for lease obligations for certain office space. During the first quarter of 2003, the Company was in violation of one of its quarterly debt covenants. The bank waived this violation on April 16, 2003.

25	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

The revolving line of credit agreement was renewed on June 3, 2003. On September 5, 2003, SBI Holdings Inc. entered into a new revolving line of credit agreement with the same bank that provides for maximum borrowings of $7,000. Borrowings under the agreement are secured by essentially all of the assets of SBI Holdings Inc. and subsidiaries and bear interest at the bank’s prime rate (4.0% at December 31, 2003) plus 0.75%. As of December 31, 2003, SBI Holdings Inc. had not borrowed any amounts under the line of credit; however, $522 of the borrowing base had been utilized to cover open letters of credit for lease obligations for certain office space. The new agreement contains substantially the same terms as the prior revolving line of credit agreement, and has a maturity date of August 1, 2004.

Under the terms of the 2003 agreement, SBI Holdings Inc. is required to comply with certain restrictive covenants, including minimum earnings before income taxes, depreciation, and amortization (EBITDA) and working capital requirements, as defined. SBI Holdings Inc. was in compliance with these covenants as of December 31, 2003. The future availability of borrowings under the line of credit is dependent upon SBI Holdings Inc. meeting the quarterly restrictive covenants.

(8)	Preferred Stock

Series A Mandatorily Redeemable Preferred Stock

As of December 31, 2002, SBI Holdings Inc.’s outstanding Series A preferred stock was mandatorily redeemable and carried no voting rights. In 2003, the holders of the Series A preferred stock converted their shares to Series B convertible preferred stock. The Series A preferred shareholders were entitled to cumulative preferred dividends of 16%, compounded annually, payable quarterly on January 15, April 15, July 15, and October 15, in the form of either cash or additional preferred stock at a rate of 0.01 shares for each $1.00 of dividends. During the years ended December 31, 2002 and 2001, SBI Holdings Inc. paid dividends of $626 and $731 in the form of 6,270 and 7,310 additional shares of Series A preferred stock, respectively. No dividends were paid or declared during the year ended December 31, 2003. The Series A preferred stock was required to be redeemed at $100 per share, plus unpaid and accumulated dividends on June 26, 2008.

Series B Convertible Preferred Stock

The Series B convertible preferred stock ranks junior to hereafter issued Series A preferred stock, both as to payment of dividends and as to distribution of assets upon liquidation. Shares of Series B convertible preferred stock rank senior to SBI Holdings Inc.’s common stock as to distribution of assets upon liquidation and rank pari passu with SBI Holdings Inc.’s common stock as to payment of dividends. The Series B convertible preferred stock has both optional and automatic conversion features into shares of SBI Holdings Inc.’s common stock. The conversion price for the Series B convertible preferred stock is initially $1.00 with each Series B convertible preferred share being convertible into one common share. The conversion price may be adjusted from time to time for stock splits, stock dividends, and other common stock adjustments and distributions.

26	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

The holders of the Series B convertible preferred stock are entitled to vote equally with the shares of the holders of the common stock of SBI Holdings Inc. Until the occurrence of an initial public offering (IPO), the holders of the Series B convertible preferred stock also have approval and consent rights with respect to major corporate actions, including payment of dividends and other restricted payments, acquisitions, incurrence of indebtedness, amendment to the Articles of Incorporation, and issuance of equity instruments.

SBI Holdings Inc. entered into an Exchange Agreement dated April 7, 2003 with a shareholder (Shareholder Agreement) who is a member of SBI Holdings Inc.’s board of directors. In accordance with the Shareholder Agreement, the shareholder agreed to exchange 2,000,000 shares of SBI Holdings Inc.’s common stock in consideration for the issuance by SBI Holdings Inc. of an aggregate of 2,000,000 shares of Series B convertible preferred stock.

On August 28, 2003, 8,000,000 shares of Series B convertible preferred stock were issued to SBI Holdings Inc.’s majority shareholder for $4,000 in cash. The proceeds were used to fund acquisitions and for general working capital purposes.

As of December 31, 2003, 107,685,360 shares of Series B convertible preferred stock were outstanding.

(9)	Common Stock

The articles of incorporation of SBI Holdings Inc. authorize the issuance of up to 300,000,000 shares of no par value common stock. As of December 31, 2003 and 2002, 13,267,781 and 15,267,781, respectively, shares of SBI Holdings Inc. common stock were outstanding, net of shares held in treasury. Common stock equivalents at December 31, 2003 consist of 107,685,360 shares issuable upon the conversion of Series B Preferred Stock (see note 8), 39,546,069 shares issuable upon the exercise of warrants (see note 10), and 22,131,850 shares issuable upon the exercise of stock options, of which 12,040,450 were exercisable as of December 31, 2003.

(10)	Warrants to Purchase Common Stock

As of December 31, 2002 and 2001, SBI Holdings Inc. had a tranche of warrants outstanding to purchase 6,533,691 and 7,259,659 shares of its common stock, respectively. The warrants were exercisable at $4.074 per warrant in either cash or the exchange of senior redemption notes at any time at the option of the holder through the expiration date of June 16, 2008. During the year ended December 31, 2003, the warrant holders converted their warrants into shares of Series B convertible preferred stock (see note 8).

During the year ended December 31, 2000, SBI Holdings Inc. granted Cerberus Capital Management, L.P. (Cerberus), an affiliate of SBI Holdings Inc.’s majority shareholder, a warrant to purchase 900,000 shares of SBI Holdings Inc.’s common stock at an exercise price of $4.00 per share in connection with a marketing agreement. During the year ended December 31, 2003, the warrant holders converted their warrants into shares of Series B convertible preferred stock (see note 8). During the year ended December 31, 2002, SBI Holdings Inc. granted warrants to its majority shareholder to purchase 39,546,069 shares of SBI Holdings Inc.’s common stock at an initial exercise price of $1.00 per share in connection with debt financing to fund the acquisitions of Lante, Scient, and Razorfish. Warrants to purchase 13,182,023 shares were issued in connection with the financing of each of the three acquisitions

27	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

(a total of 39,546,069 shares). The aggregate value of the warrants of $10,600 was determined by allocating the fair values of the respective debt instruments and warrants on a pro rata basis. The fair values of the warrants issued were determined utilizing the Black-Scholes option pricing model on the issuance dates. The warrants are exercisable at any time and from time to time prior to either the eighth or tenth anniversary of the date of issuance at the then warrant exercise price (i.e., the exercise price may be adjusted for various reasons such as the issuance of additional shares of common stock without consideration or for a consideration per share less than the current exercise price). Warrant holders receive weighted average antidilution protection for issuances below fair market value or the exercise price and other customary antidilution protection, capitalization and change of control protections and demand and piggyback registration rights. The warrant exercise price may be paid in cash or via cashless exercise. One-third of the warrants expire on each of July 29, 2010, September 6, 2012, and December 31, 2012.

(11)	Stock-Based Compensation Plan

SBI Holdings Inc. has in place the 1998 Stock Option Plan (the Plan) to provide incentives to eligible employees and directors. Under the Plan, the board of directors is authorized to grant options to purchase up to 33,000,000 shares of common stock to eligible individuals. The board of directors is also authorized to specify the terms and conditions of each option granted, including the number of shares, the exercise price, the vesting provisions, and the option term.

A summary of stock option activity for all SBI Holdings Inc. option grants is presented below (including those for SBI.Razorfish employees): The acquirer of the SBI.Razorfish business unit (see note 16) is expected to compensate all SBI Holdings Inc. and subsidiaries’ employees for “in-the-money” outstanding stock options held by them as of the acquisition date. Information in the tables below presents options for all of SBI Holdings Inc. employees and for only those employees working in the SBI.Razorfish business unit.

28	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

	SBI.Razorfish		Total SBI Holdings Inc.
	Number of options	Weighted average exercise price per share	Number of options	Weighted average exercise price per share
Outstanding, December 31, 2000	489,000	$1.54	3,173,750	$3.16
Granted	1,827,000	1.65	3,292,900	1.51
Exercised	—	—	(40,625)	1.49
Forfeited	(225,000)	1.00	(1,006,875)	3.62

Outstanding, December 31, 2001	2,091,000	1.69	5,419,150	2.22
Granted	15,000	1.00	85,000	1.00
Exercised	(75,000)	1.00	(125,750)	0.62
Forfeited	(397,000)	1.00	(1,117,650)	2.21

Outstanding, December 31, 2002	1,634,000	1.89	4,260,750	2.24
Granted	17,925,000	1.00	20,867,000	1.00
Exercised	—	—	—	—
Forfeited	(720,750)	1.00	(2,995,900)	2.06

Outstanding, December 31, 2003	18,838,250	1.08	22,131,850	1.10

The following table summarizes information about the total options outstanding and options exercisable at December 31, 2003:

	SBI.Razorfish			Total SBI Holdings Inc.
Option price per share	Options outstanding	Options exercisable	Weighted average remaining contractual life	Options outstanding	Options exercisable	Weighted average remaining contractual life
$1.00	18,085,000	10,130,000	9.8	20,943,100	11,108,575	8.9
1.10	315,000	315,000	5.4	485,000	485,000	5.4
4.00	30,250	30,250	6.0	61,250	61,250	6.0
4.25	408,000	214,750	7.0	642,500	385,625	7.0

	18,838,250	10,690,000		22,131,850	12,040,450

29	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

The weighted average fair value of options granted during 2003, 2002, and 2001 was $0.11, $0.16, and $0.14, respectively, for both SBI.Razorfish and total SBI Holdings Inc. The fair market value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for grants during the years ended December 31, 2003, 2002, and 2001; risk-free interest rates of 2.76%, 4.36%, and 4.60%, respectively; expected dividend yields of 0%; expected volatility factors of 0%; and expected exercise lives of four years.

(12)	Income Taxes

As a carved-out business unit of SBI Holdings Inc., SBI.Razorfish does not file separate income tax returns, but rather is included as part of the various income tax returns filed by SBI Holdings Inc. and subsidiaries. For presentation purposes within these combined financial statements, SBI.Razorfish’s income tax provision was computed as if it were a separate company. All deferred income tax assets and liabilities, including net operating loss carryforwards, presented herein are shown as if the carved-out business unit had existed as a separate company. The availability to a particular entity of actual deferred income tax assets and liabilities, including net operating loss carryforwards and other income tax attributes, will be dependent upon the nature of any transaction separating the carved-out business unit from the SBI consolidated group, and the resulting income tax treatment may vary significantly from this presentation.

The provision (benefit) for income taxes is comprised of the following components for the years ended December 31, 2003, 2002, and 2001:

	2003	2002	2001
Current tax provision:
Federal	$—	—	—
State	—	—	—
Foreign	13	—	—

	13	—	—

Deferred income tax provision (benefit):
Federal	184	(234)	(812)
State	28	(36)	(126)
Foreign	—	—	—

	212	(270)	(938)

Change in valuation allowance	(212)	270	938

Provision (benefit) for income taxes	$13	—	—

30	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

The tax effects of temporary differences that give rise to deferred income tax assets and liabilities at December 31, 2003 and 2002 are presented below:

	2003	2002
Deferred income tax assets:
Intangible assets amortization	$7,939	—
Net operating loss carryforwards	3,744	1,297
Accrued liabilities	3,290	3,591
Property and equipment	1,314	981
Accrued interest	1,865	1,865
Bad debt reserves	307	23
Charitable contribution carryforward	3	2
Start up costs	—	9
Deferred compensation	87	62

Total deferred income tax assets	18,549	7,830
Valuation allowance	(18,549)	(7,301)

Net deferred income tax assets	—	529

Deferred income tax liabilities:
Intangible assets	—	(529)

Total deferred income tax liabilities	—	(529)

Net deferred income tax liabilities	$—	—

Based upon SBI.Razorfish’s net losses since inception, management believes that it is more likely than not that SBI.Razorfish will not realize the benefit of the majority of the deferred income tax assets in the future. Consequently, SBI.Razorfish established valuation allowances of $18,549 and $7,301 as of December 31, 2003 and 2002, respectively. As of December 31, 2003, the Company has generated net operating loss carryforwards of $10,037, which, if SBI.Razorfish filed its own tax return, would expire from 2018 to 2023. The net operating loss carryforwards generated by SBI.Razorfish would also be restricted as to their utilization by Section 382 of the Internal Revenue Code if ownership changes have taken place or will take place in the future. A portion of the Company’s net operating losses were acquired through the acquisition of subsidiaries and are further limited as to their utilization by Section 382 of the Internal Revenue Code. Management has provided valuation allowances on portions of the deferred income tax assets arising from SBI.Razorfish’s business combinations. The valuation allowances established in connection with purchase accounting are not recorded through the provision for income taxes, but rather as an increase to goodwill. During the years ended December 31, 2003, 2002, and 2001, net deferred income tax assets of $11,460, $3,584, and $0, respectively, and corresponding valuation allowances were recorded in connection with accounting for business combinations.

31	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

(13)	Commitments and Contingencies

(a)	Legal Matters

In June 2001, Razorfish, Inc. (acquired by SBI Holdings Inc. on January 22, 2003 – see note 3) was named as a defendant in a securities class action filed in United States District Court for the Southern District of New York related to its IPO in March 2000. The lawsuit also named certain of the underwriters of the IPO as well as certain officers and directors as defendants.

Approximately 300 other issuers and their underwriters have had similar suits filed against them, all of which are now included in a single coordinated proceeding in the Southern District of New York (the IPO Litigations). The complaints allege that the prospectus and the registration statement for the IPO failed to disclose that the underwriters allegedly solicited and received “excessive” commissions from investors and that some investors in the IPO allegedly agreed with the underwriters to buy additional shares in the aftermarket in order to inflate the price of issuer’s stock. An amended complaint was filed April 19, 2002. The complaints seek unspecified damages, attorney and expert fees, and other unspecified litigation costs.

On July 1, 2002, the underwriter defendants in the consolidated actions moved to dismiss all of the IPO Litigations. On July 15, Razorfish, Inc., along with other nonunderwriter defendants in the coordinated cases, also moved to dismiss the litigation. On February 19, 2003, the Court ruled on the motions.

The Court denied Razorfish, Inc.’s motion to dismiss the claims against it under Rule 10b-5. The motions to dismiss the claims under Section 11 of the Securities Act were also denied. The Court granted the motion to dismiss the Rule 10b-5 claims as to the individual defendants.

Razorfish, Inc. has approved a Memorandum of Understanding (MOU) and related agreements, which set forth the terms of the settlement agreement between the issuer, the plaintiff class, and the vast majority of the other approximately 300 issuer defendants. Among other provisions, the settlement contemplated by the MOU provides for a release of Razorfish, Inc. and the individual defendants for the conduct alleged in the action to be wrongful. The issuers would agree to undertake certain responsibilities, including agreeing to assign away, not assert, or release certain potential claims the issuers may have against its underwriters. It is anticipated that any potential financial obligation of Razorfish, Inc. to plaintiffs pursuant to the terms of the MOU and related agreements will be covered by existing insurance. Management believes, after consultation with legal counsel, a material adverse resolution to SBI.Razorfish or SBI Holdings Inc. is remote. No liability has been accrued in the accompanying combined financial statements related to this matter.

32	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

Additionally, SBI.Razorfish is the subject of certain other legal actions, which it considers routine to its business activities. Certain of these matters of litigation are carryover issues related to entities acquired by SBI Holdings Inc. in recent years and are part of the SBI.Razorfish business unit. Management, after consultation with legal counsel, believes that the ultimate resolution of these legal actions will not materially affect SBI.Razorfish’s combined financial position, results of operations, or liquidity beyond amounts accrued for in the accompanying combined financial statements. However, there can be no assurance that SBI.Razorfish’s analyses and estimates related to these matters of litigation will prove accurate and any required adjustments to the combined financial statements may have a material adverse impact on SBI.Razorfish’s business.

(b)	Leases

SBI.Razorfish leases office space and equipment under long-term noncancelable operating lease agreements and certain equipment under capital leases with remaining terms in excess of one year. Rent expense for the periods ended December 31, 2003, 2002, and 2001 was $4,441, $1,965, and $966, respectively.

The future minimum annual lease payments are as follows as of December 31, 2003:

	Capital lease obligations	Operating lease obligations
Year ending December 31:
2004	$109	5,766
2005	109	3,501
2006	65	2,835
2007	—	2,070
2008	—	913
Thereafter	—	857

	283	$15,942

Less amount representing interest	(18)

Present value of minimum lease payments	265
Less current portion	(99)

	$166

33	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

SBI.Razorfish has subleased certain of its leased office properties to third parties. The future minimum annual sublease payments to be received by SBI.Razorfish are as follows as of December 31, 2003:

Operating sublease receipts
Year ending December 31:
2004	$578
2005	597
2006	308
2007	150
2008	118
2009	108

$1,859

In connection with certain operating leases for office space, as of December 31, 2003, SBI.Razorfish was obligated to maintain open letters of credit in the amount of $522, which reduces the availability under the revolving line of credit (see note 7).

(c)	Employment Contracts

SBI.Razorfish has entered into employment contracts with four key officers and employees with terms of one to three years. The contracts cover collective annual salaries totaling $1,360. Bonuses to these individuals are contingent upon specified results of operations or are made at the discretion of the board of directors. The employment contracts have customary provisions for other benefits and also include noncompetition clauses. Three of the employment contracts have change in control provisions that trigger severance payments totaling $1,970 to be paid at the time of change in control.

(14)	Additional Related Party Transactions

In addition to the related party debt discussed in note 6, SBI.Razorfish has the following related party transactions.

SBI.Razorfish utilizes the services of a law firm, a partner of which is related to a member of the SBI Holdings Inc. board of directors and holds a less than 1% interest in the outstanding stock of SBI Holdings Inc. During the years ended December 31, 2003, 2002, and 2001, SBI.Razorfish paid $247, $161, and $145, respectively, to the law firm for services rendered.

34	(Continued)

SBI.RAZORFISH

(A CARVED–OUT BUSINESS UNIT OF SBI HOLDINGS INC.)

Notes to Combined Financial Statements

(in thousands, except share and per share amounts)

December 31, 2003 and 2002

In October 2002, SBI Holdings Inc. sold 2,000,000 shares of common stock to a shareholder and member of the board of directors of SBI Holdings Inc. at a purchase price of $1.00 per share, the fair value of the common stock on that date. Subsequent to December 31, 2002, the shareholder exchanged the common stock for Series B convertible preferred stock (see note 8).

(15)	Employee Benefit Plan

The SBI Holdings Inc. 401(k) Retirement Savings Plan (the 401(k) Plan) is provided for all eligible employees. Employees may make contributions to the 401(k) Plan, a portion of which is matched by contributions from SBI.Razorfish. SBI.Razorfish contributed $767, $210, and $126 to the 401(k) Plan during the years ended December 31, 2003, 2002, and 2001, respectively. SBI.Razorfish contributed $57 to the Lante 401(k) Plan during the year ended December 31, 2002, which plan was subsequently merged into the 401(k) Plan. As a result of the acquisition of Razorfish on January 22, 2003 (see note 3), the SBI.Razorfish contributed $17 to the Razorfish 401(k) Plan during 2003.

(16)	Subsequent Events

(a)	Stock Option Grants

Subsequent to December 31, 2003, SBI Holdings Inc. granted to SBI.Razorfish officers and employees options to purchase a total of 1,525,000 shares of SBI Holdings Inc.’s common stock at a price of $1.10 per share, the fair market value of the common stock on the grant date as determined by SBI Holdings Inc.’s board of directors.

(b)	Potential Disposition

Subsequent to December 31, 2003, SBI Holdings Inc. has entered into a definitive proposal agreement with a company to merge SBI.Razorfish into that company. This is expected to be accomplished by spinning off the Company’s non-SBI.Razorfish business units to a new entity and merging SBI Holdings Inc. and subsidiaries into a subsidiary of the acquirer company. This transaction is expected to close in 2004.

(c)	Lease Liability Extinguishment

Subsequent to December 31, 2003, the Company amended the terms of its Chicago (Lante) office lease to reduce a portion of the leased space and to extend the term for the remainder of the space. SBI Group Inc. replaced Lante as the tenant under the lease. The effect of the amendment resulted in a reduction in goodwill and accrued lease liability of $2,129, which accounts were established in connection with the Lante acquisition in September 2002.

35	(Continued)